UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2020

SiteOne Landscape Supply, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37760	46-4056061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Colonial Center Parkway, Suite 600 Roswell, Georgia	30076
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(470) 277-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SITE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, SiteOne Landscape Supply Holding, LLC and SiteOne Landscape Supply, LLC, each an indirect wholly-owned subsidiary of SiteOne Landscape Supply, Inc. (the “Company”), are parties to a credit agreement dated December 23, 2013 (as amended by a First Amendment dated June 13, 2014, a Second Amendment dated January 26, 2015, a Third Amendment dated February 13, 2015, a Fourth Amendment dated October 20, 2015, an Omnibus Amendment dated May 24, 2017, and a Sixth Amendment dated February 1, 2019, the “ABL Credit Agreement”), providing for an asset-based credit facility in the amount of up to $375.0 million, subject to availability under a borrowing base, with UBS AG, Stamford Branch, as administrative agent and collateral agent, and the other financial institutions and lenders from time to time party thereto (the “ABL Facility”). The material terms of the ABL Credit Agreement and ABL Facility are disclosed in the Company’s Annual Report on Form 10-K for the year ended December 29, 2019 and are incorporated by reference herein. As of December 29, 2019, the outstanding balance on the ABL Facility was approximately $92.8 million.

On April 1, 2020, the Company borrowed approximately $100 million under the ABL Facility, resulting in approximately $319 million outstanding and approximately $46 million in available capacity under the ABL Facility and approximately $117 million cash on hand. The Company elected to borrow such amount as a precautionary measure in order to increase its cash position and preserve financial flexibility in light of current uncertainty in the global markets resulting from the COVID-19 pandemic. The draw-down proceeds will be held on the Company’s balance sheet. The Company does not currently have plans to deploy these new funds other than seasonal investments in working capital. Borrowings under the ABL Facility are scheduled to mature on February 1, 2024.

Item 7.01.	Regulation FD Disclosure.

On April 1, 2020, the Company issued a press release announcing the approximately $100 million borrowing under the ABL Facility and other actions the Company is taking to increase its financial flexibility amid the COVID-19 pandemic. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated in this Item 7.01 by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated April 1, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SITEONE LANDSCAPE SUPPLY, INC.

By:	/s/ Briley Brisendine
Briley Brisendine
Executive Vice President, General Counsel and Secretary

Date: April 1, 2020